Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2016 RESULTS
•Names Angela Aman Chief Financial Officer
•Achieves Highest First Quarter New Deal Leasing Volume Since IPO
•Increases Small Shop Occupancy by 70 Basis Points Year-Over-Year

NEW YORK, April 26, 2016 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended March 31, 2016 and named Angela Aman as Chief Financial Officer, effective May 20, 2016.

“The record setting leasing volume executed in the first quarter coupled with the successful appointments of respected industry veterans as CEO and CFO to lead this enterprise forward is a testament to the strength and resilience of the Brixmor platform, and an indication that the Company’s best days are ahead,” stated Daniel Hurwitz, Interim Chief Executive Officer and President.

First Quarter 2016 Operating Highlights

	At and For Three Months Ended
	3/31/2016	3/31/2015	Change
Percent leased	92.4%	92.4%	—
Percent leased: anchors (≥ 10K SF)	95.9%	96.3%	(40) basis points
Percent leased: small shop (< 10K SF)	83.9%	83.2%	+70 basis points
Portfolio annualized base rent (“ABR”) / SF	$12.85	$12.19	+5.4%
Total gross leasable area (“GLA”) of new signed leases (SF)	852,315	801,983	+6.3%
Total rent spread (cash)	10.9%	13.7%	(280) basis points

Management Succession

•
As previously announced, James Taylor was named Chief Executive Officer and President of the Company, effective May 20, 2016. He will join the Company’s Board of Directors following its 2016 Annual Meeting of Stockholders, which is scheduled for June 16, 2016. Mr. Taylor will succeed Daniel Hurwitz, who has held the position on an interim basis since February 2016. Mr. Hurwitz will continue to serve as a member of the Company’s Board of Directors.

i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•	Ms. Aman will succeed Barry Lefkowitz as Chief Financial Officer. Mr. Lefkowitz has held the position on an interim basis since February 2016.

•
Ms. Aman currently serves as Executive Vice President and Chief Financial Officer of Starwood Retail Partners. Her responsibilities include strategic planning, implementing and management of all accounting and financial functions, as well as investor relations and partner reporting. Previously, she served as the Executive Vice President, Chief Financial Officer and Treasurer of Retail Properties of America, Inc., where she helped oversee the company's initial public offering and subsequent capital raises, and was responsible for all aspects of accounting, finance, capital markets, and information technology. She previously served as a Portfolio Manager with RREEF and started her career in the real estate practice in the investment banking group at Deutsche Bank.

"I am very excited about Angela joining the Brixmor team," commented James Taylor, incoming Chief Executive Officer and President. "She is an exceptionally bright and talented professional whose directly relevant CFO experience, uncompromising integrity and proven leadership skills will help drive our business and capital strategy going forward."

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.245 per common share (equivalent to $0.98 per annum) for the second quarter of 2016.

•	The dividend is payable on July 15, 2016 to stockholders of record on July 6, 2016, representing an ex-dividend date of July 1, 2016.

Financial Highlights
In the first quarter of 2016, Brixmor resolved substantially all of its outstanding claims with Circuit City Stores, Inc. Liquidating Trust and received a total settlement of $6.4 million, or $0.02 per share.

NAREIT FFO

•
For the three months ended March 31, 2016 and 2015, NAREIT FFO of $161.3 million, or $0.53 per diluted share and $139.2 million, or $0.46 per diluted share, respectively, increased by 15% per diluted share.

Items That Impact NAREIT FFO Comparability

•
For the three months ended March 31, 2016, results include the net impact of approximately ($1.0) million, or ($0.00) per diluted share, consisting of ($3.6) million of expenses related to the previously disclosed review conducted by the Company’s Audit Committee and $2.6 million of equity based compensation forfeitures associated with executive departures.

•
For the three months ended March 31, 2015, results include the impact of approximately ($9.6) million, or ($0.03) per diluted share, consisting of a ($9.9) million non-cash, non-recurring charge related to pre-IPO compensation programs and $0.3 million of costs related to the prepayment of debt.

Net Income

•
For the three months ended March 31, 2016 and 2015, net income attributable to common stockholders was $60.5 million, or $0.20 per diluted share, and $30.4 million, or $0.10 per diluted share, respectively.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Same Property NOI

•	Same property NOI for the three months ended March 31, 2016 increased 2.8% from the comparable 2015 period.

Portfolio and Investment Activity
Anchor Space Repositioning / Redevelopment / Outparcel Development

•
During the first quarter, the Company completed 10 anchor space repositioning projects and four outparcel development projects. The Company also added five anchor space repositioning projects, one redevelopment project, one new development project and two outparcel development projects to its pipeline.

•
At March 31, 2016, the anchor space repositioning pipeline was comprised of 27 projects, the aggregate cost of which is expected to be approximately $111.9 million; the redevelopment pipeline was comprised of one project, the cost of which is expected to be approximately $7.2 million; the outparcel development pipeline was comprised of 10 projects, the aggregate cost of which is expected to be approximately $18.7 million; and the new development pipeline was comprised of one project, the aggregate cost of which is expected to be approximately $19.2 million.

Capital Structure

•
On April 1, 2016, the Company prepaid, without penalty, $82.4 million of secured debt maturing June 1, 2016 with a weighted average interest rate of 6%, utilizing cash on hand and $10.0 million from the Company’s revolving credit facility.

Guidance

•	The Company is affirming its previously provided expectations for 2016 earnings and portfolio metrics.

Connect With Brixmor

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

Conference Call and Supplemental Information
The Company will host a teleconference on Wednesday, April 27, 2016 at 10:00 AM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 3655111).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 11, 2016 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10083038) or via the web through April 27, 2017 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Non-GAAP Disclosures
NAREIT FFO
NAREIT FFO is a supplemental non-GAAP financial measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis.

The Company presents NAREIT FFO as it considers it an important supplemental measure of its operating performance and the Company believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs.

NAREIT FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of financial performance and is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity.

Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of NAREIT FFO may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from NAREIT FFO are significant components in understanding and addressing financial performance.  A reconciliation of NAREIT FFO to Net income is presented in the attached table.

Same Property NOI
Same property NOI is calculated (using properties owned as of the end of both reporting periods and for the entirety of both periods excluding properties classified as discontinued operations and properties under development or pending stabilization), as rental income (minimum rent, percentage rents, tenant recoveries and other property income) less rental operating expenses (property operating expenses, real estate taxes and bad debt expense) of the properties owned by Brixmor. Same property NOI excludes corporate level income (including transaction and other fees), lease termination income, straight-line rent and amortization of above- and below-market leases of the same property pool from the prior year reporting period to the current year reporting period.

Same property NOI is a supplemental, non-GAAP financial measure utilized to evaluate the operating performance of real estate companies and the Company believes it is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations. It includes only the net operating income of properties owned and stabilized for the full period presented, which eliminates disparities in net income due to the acquisition, disposition or stabilization of properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

(determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs. See page 12 of the Company’s Supplemental Disclosure for a reconciliation of Same property NOI to Net income attributable to common stockholders.

About Brixmor Property Group
Brixmor owns and operates the nation's largest wholly owned portfolio of grocery-anchored community and neighborhood shopping centers, with 518 properties aggregating approximately 87 million square feet of gross leasable area located primarily across the top 50 U.S. metro markets. Brixmor leverages its national footprint, local market knowledge and operational expertise to support the growth of its retail tenants. The Company is focused on maximizing the value of its portfolio through strategic leasing and anchor space repositioning / redevelopment initiatives. Headquartered in New York City, the Company is the largest landlord to The TJX Companies and The Kroger Company.

Safe Harbor Language
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

###

v

CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	3/31/16	12/31/15
Assets
Real estate
Land	$2,012,905	$2,011,947
Buildings and improvements	8,934,306	8,920,903
	10,947,211	10,932,850
Accumulated depreciation and amortization	(1,957,169)	(1,880,685)
Real estate, net	8,990,042	9,052,165
Investments in and advances to unconsolidated joint ventures	5,023	5,019
Cash and cash equivalents	105,822	69,528
Restricted cash	44,211	41,462
Marketable securities	23,166	23,001
Receivables, net of allowance for doubtful accounts of $16,884 and $16,587	169,898	180,486
Deferred charges and prepaid expenses, net	109,813	109,149
Other assets	17,283	17,197
Total assets	$9,465,258	$9,498,007

Liabilities
Debt obligations, net	$6,007,397	$5,974,266
Accounts payable, accrued expenses and other liabilities	552,785	603,439
Total liabilities	6,560,182	6,577,705

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
299,247,744 and 299,138,450 shares outstanding	2,992	2,991
Additional paid in capital	3,266,119	3,270,246
Accumulated other comprehensive loss	(2,448)	(2,509)
Distributions in excess of net income	(413,445)	(400,945)
Total stockholders' equity	2,853,218	2,869,783
Non-controlling interests	51,858	50,519
Total equity	2,905,076	2,920,302
Total liabilities and equity	$9,465,258	$9,498,007

vi

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/16	3/31/15

Revenues
Rental income	$251,146	$243,570
Expense reimbursements	69,712	69,754
Other revenues	2,246	1,969
Total revenues	323,104	315,293

Operating expenses
Operating costs	35,051	35,160
Real estate taxes	44,391	44,189
Depreciation and amortization	100,479	108,544
Provision for doubtful accounts	2,740	2,495
Impairment of real estate assets	—	807
General and administrative	20,724	30,715
Total operating expenses	203,385	221,910

Other income (expense)
Dividends and interest	73	94
Interest expense	(57,443)	(62,564)
Gain on extinguishment of debt, net	—	292
Other	(907)	(184)
Total other expense	(58,277)	(62,362)

Income before equity in income of unconsolidated joint ventures	61,442	31,021
Equity in income of unconsolidated joint ventures	107	115
Net income	61,549	31,136
Net income attributable to non-controlling interests	(1,072)	(713)
Net income attributable to common stockholders	$60,477	$30,423

Per common share:
Income from continuing operations:
Basic	$0.20	$0.10
Diluted	$0.20	$0.10
Net income attributable to common stockholders:
Basic	$0.20	$0.10
Diluted	$0.20	$0.10
Weighted average shares:
Basic	299,180	296,189
Diluted	299,379	297,715

vii

RECONCILIATION OF NET INCOME TO FFO
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/16	3/31/15

Net income	$61,549	$31,136
Depreciation and amortization- real estate related- continuing operations	99,685	107,190
Depreciation and amortization- real estate related- unconsolidated joint ventures	25	22
Impairment of operating properties	—	807
NAREIT FFO	$161,259	$139,155

NAREIT FFO per share/OP Unit - diluted	$0.53	$0.46
Weighted average shares/OP Units outstanding - basic and diluted (1)	304,682	304,670

Items that impact FFO comparability
Audit committee review expenses	$(3,652)	$—
Executive equity based compensation (2)	2,637	—
Non-recurring charge related to pre-IPO compensation programs	—	(9,875)
Gain on extinguishment of debt, net	—	292
Total items that impact FFO comparability	$(1,015)	$(9,583)
Items that impact FFO comparability, net per share	$0.00	$(0.03)

Dividends declared per share/OP Unit	$0.245	$0.225
Shares/OP Unit dividends declared	$74,632	$68,466
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	46.3%	49.2%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of vested OP Units to common stock of the Company and the vesting of certain equity awards.
(2) Represents equity based compensation forfeitures associated with executive departures for the three months ended March 31, 2016.

viii